Exhibit 1.1

[•] Shares

CENTRAL PACIFIC FINANCIAL CORP.

Common Stock, no par value per share

UNDERWRITING AGREEMENT

June [•], 2011

Sandler O’Neill & Partners, L.P.,
  as Representative of the Underwriters
                named in Schedule I hereto,
919 Third Avenue, 6th Floor,
New York, New York  10022

Ladies and Gentlemen:

Central Pacific Financial Corp., a Hawaii corporation (the “Company”), has issued to the United States Department of the Treasury (the “Selling Shareholder”) [•] shares (the “Shares”) of the common stock of the Company, no par value per share (the “Common Stock”).   The Selling Shareholder proposes to sell, upon the terms and conditions set forth herein, the Shares to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative.

1.            (a)            The Company represents and warrants to the several Underwriters and the Selling Shareholder, as of the date hereof, as of the Applicable Time referred to in Section 1(a)(v) hereof and as of the Time of Delivery referred to in Section 4(a) hereof (each such date, a “Representation Date”), and agrees with the several Underwriters and the Selling Shareholder, as follows:

(i)            The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-1 (Registration No. 333-172480), including each preliminary prospectus or prospectus included therein, which registration statement has been declared effective by the Commission under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement covers the registration of the Shares, among other securities, under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus with respect to the offering of the Shares in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such final prospectus that was omitted from such registration statement at the time it was originally declared effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used in connection with the offering of the Shares that omitted the Rule 430A Information or that was captioned “Subject to Completion” (or a similar caption) is herein called, together with the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act, a “preliminary prospectus” and all references herein to any “preliminary prospectus” shall be deemed to mean and include, without limitation, the Statutory Prospectus (as hereinafter defined) and each preliminary prospectus included in the registration statement referred to above.  Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act at such time, and the documents and information (including, without limitation, any Rule 430A Information) otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time, is herein called the “Registration Statement.”  The Company’s prospectus, dated June • , 2011, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Shares (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise), including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act at such time, are hereinafter called, collectively, the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”) or its Interactive Data Electronic Applications system.

In the event that the Company shall file a registration statement pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”) in connection with the offering of the Shares, then, from and after the date of such filing, all references herein to the “Registration Statement” shall be deemed to mean and include such Rule 462(b) Registration Statement, mutatis mutandis, unless otherwise expressly stated or the context otherwise requires.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be.

(ii)           At the time of the original filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at each Representation Date, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(iii)          The Registration Statement was originally declared effective by the Commission on April 12, 2011, Post-Effective Amendment No. 1 thereto was declared effective by the Commission on June 10, 2011 and any other post-effective amendments thereto have also been declared effective by the Commission and any Rule 462(b) Registration Statement has become or will become effective upon filing thereof with the Commission.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated or deemed to be incorporated therein by reference pursuant to the 1934 Act) has been complied with.

(iv)          At the respective times the Registration Statement was originally declared effective and any amendment thereto was declared effective, at the time that any Rule 462(b) Registration Statement became effective, and at each Representation Date, the Registration Statement and any amendments thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the time the Prospectus or any amendment or supplement thereto was issued and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus relating to the offering of the Shares (including, without limitation, the Statutory Prospectus) filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed (or, in the case of any preliminary prospectus or part thereof that was not filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b), complied as of its date), and each Prospectus and any amendments or supplements thereto filed pursuant to Rule 424(b) under the 1933 Act complied when so filed (or, in the case of any Prospectus or amendment or supplement thereto that was not filed pursuant to Rule 424(b), complied as of its date), in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus (including, without limitation, the Statutory Prospectus) and the Prospectus and any amendments or supplements thereto delivered to Underwriters for use in connection with the offering of the Shares (whether to meet requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v)           As of the Applicable Time, neither (x) all Issuer-Represented General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited-Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this Section 1(a)(v) and elsewhere in this Agreement:

“Applicable Time” means • •.m. (New York City time) on June •, 2011, or such other date or time as agreed by the Company and the Representative.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

“Statutory Prospectus” means, at any time, the preliminary prospectus dated June 15, 2011, relating to the offering of the Shares, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Shares, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act at such time.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, in each case including the documents incorporated and deemed to be incorporated by reference therein.

The representations and warranties in subsection (iv) and this subsection (v) shall not apply to statements in or omissions from the Registration Statement, the Statutory Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative or by the Selling Shareholder expressly for use therein.

(vi)          The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus, at the respective time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii)         The statements set forth in the Statutory Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Plan of Distribution (Conflict of Interest)” and in the Company’s Form 8-A filed with the Commission on December 12, 2002, as amended and supplemented, and Form 8-A filed on November 23, 2010, insofar as they purport to constitute a summary of the terms of the Shares or certain provisions of the Company’s charter and by-laws or Hawaii law, and under the caption “U.S. Federal Income Tax Consequences” in the Statutory Prospectus and the Prospectus and “ITEM 1 — BUSINESS - Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate in all material respects and represent a fair summary of such terms or provisions, as applicable.

(viii)        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below).  Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation  S-X (each a “Subsidiary” and collectively the “Subsidiaries”) is listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission.  Except as otherwise stated on Exhibit 21, each Subsidiary is a direct or indirect wholly owned subsidiary of the Company.  Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.  For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, properties, shareholder’s equity, or results of operations of the Company and its Subsidiaries, taken as a whole.

(ix)           The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  The Company’s banking subsidiary holds the requisite authority from the Hawaii Division of Financial Institutions (the “Division”) to do business as a state-chartered banking corporation under the laws of the State of Hawaii as described in each of the General Disclosure Package and the Prospectus.  Except as disclosed in the General Disclosure Package and the Prospectus, the Company and each Subsidiary are in compliance in all material respects with all laws administered by the Board of Governors of the

Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Division and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for failures to be so in compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)            The Company is subject to the reporting requirements of the 1934 Act and has timely filed all reports required thereby since January 1, 2009.

(xi)           The Company has the authorized capitalization set forth in the Prospectus.  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other similar rights, except for such rights as may have been fully satisfied or waived.  The preferred share purchase rights (the “Rights”) under the Company’s Tax Benefits Preservation Plan, dated as of November 23, 2010, to which holders of the Shares will be entitled have been duly authorized and validly issued. Except as disclosed in the General Disclosure Package and the Prospectus, for the Rights, for the warrant issued on February 18, 2011 to the Selling Shareholder (the “Warrant”) and for options, restricted stock, restricted stock units and similar securities issued under the Company’s existing shareholder-approved equity compensation plans, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.  With respect to each of the Subsidiaries, all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and, except as disclosed in the General Disclosure Package and the Prospectus, are owned directly by the Company or one of its Subsidiaries free and clear of any liens, claims or encumbrances, other than the minority interest ownership in preferred stock of CPB Real Estate, Inc. and Citibank Properties, Inc. and the pledge of the capital stock of CPB Real Estate, Inc. to the Federal Home Loan Bank of Seattle.

(xii)          The Shares conform in all material respects to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.  There are no restrictions upon the voting or transfer of any of the Shares, except as described in the General Disclosure Package and the Prospectus and as required under applicable federal or state securities laws.

(xiii)         The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 9 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.

(xiv)        KPMG LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, are registered independent public accountants as required by the 1933 Act and the 1933 Act Regulations and by the rules of the Public Accounting Oversight Board and, to the knowledge of the Company after reasonable inquiry, KPMG LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

(xv)         The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not (i) violate or conflict with any provision of the amended and restated articles of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and (ii) except as would not reasonably be expected to result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties.  All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement have been obtained, except such consents, approvals authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(xvi)        Except as would not reasonably be expected to have a Material Adverse Effect, the material contracts to which the Company or any of its Subsidiaries is a party, have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(xvii)       The deposit accounts of Central Pacific Bank (the “Bank”) are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or threatened.

(xviii)      Except as disclosed in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(xix)         Except as disclosed in each of the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary.

(xx)          Each of the Company and its Subsidiaries has valid title to all the properties and assets described as owned by it in the consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that would not reasonably be expected to have a Material Adverse Effect.  Any real property and buildings held under lease or sublease by the Company and each of its Subsidiaries are held by them under valid, subsisting and enforceable leases.

(xxi)         Except as disclosed in each of the General Disclosure Package and the Prospectus, since December 31, 2010, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its Subsidiaries has issued any capital stock or securities issuable into capital stock, except for the Warrant and securities issued in the Company’s recapitalization that was completed on February 18, 2011, in the Company’s rights offering that expired on May 6, 2011, or pursuant to the Company’s existing shareholder-approved equity incentive plans, (iv) neither the Company nor its Subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 1(a)(xxxi), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and (v) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  As used in this paragraph, references to the General Disclosure

Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(xxii)        The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in each of the General Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect.  No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect.

(xxiii)       Except as disclosed in the General Disclosure Package and the Prospectus, each of the Company and its Subsidiaries is in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal banking and environmental laws and regulations, except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.  Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (a) in violation of its charter or bylaws or other organizational documents, as applicable, except for any immaterial failure on the part of the Subsidiaries (other than the Bank) to comply; (b) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to any agreement, mortgage, deed of trust, lease, franchise, license, indenture or permit, except as would not reasonably be expected to have a Material Adverse Effect or (c) a party to or subject to or has received any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority, and neither the Company nor any Subsidiary has been advised by any governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.  Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has received any communication from any governmental authority that it is not acting in material compliance with any statute, regulation or ordinance.  The Bank has received a Community Reinvestment Act rating of “Satisfactory” or better.

(xxiv)       Each of the Company and its Subsidiaries has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any Subsidiary, in each case, that could reasonably be expected to have a Material Adverse Effect.  All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.  There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(xxv)        The Company is not and, after giving effect to the offering and sale of the Shares will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxvi)       The Company and each of its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.  There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, other than claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated (except any such insurance or coverage that will be replaced by policies covering the full or substantially the full amount of the original coverage with no lapse in coverage), and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any Subsidiary under such policies.

(xxvii)      Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxviii)     Except as disclosed in the General Disclosure Package and the Prospectus, no transaction has occurred between or among the Company or any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its 1934 Act filings and is not so described in such filings.

(xxix)       There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably expected to have a Material Adverse Effect.

(xxx)        Each of the Company and its Subsidiaries has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary  to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(xxxi)       The consolidated financial statements of the Company and the related notes and schedules thereto included in its 1934 Act filings fairly present the financial position, results of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein.  Such financial statements and the related notes and schedules thereto have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

(xxxii)      The Company is in compliance in all material respects with the requirements of the New York Stock Exchange (“NYSE”) for continued listing of the Common Stock thereon.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock on the NYSE, nor has the Company received any notification that the Commission or NYSE is contemplating terminating such registration or listing.  The transactions contemplated by this Agreement will not contravene the rules and regulations of NYSE.

(xxxiii)     The Company maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) that have been designed by, or under the supervision of, its principal executive and financial officer, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has disclosure controls and procedures (as defined in Rules 13a-4 and 15d-14 under the 1934 Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions.  The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(xxxiv)     Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate (other than, if applicable, the Selling Shareholder) or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(xxxv)      Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company (other than this Agreement, the Rights, the Warrant and securities issued pursuant to the Company’s existing shareholder-approved equity incentive plans) and (B) there are no agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(xxxvi)     Except as described in the General Disclosure Package and the Prospectus, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxxvii)    There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; in each of the foregoing cases, except as would not reasonably be expected to have a Material Adverse Effect.  As used in this Section 1(a)(xxxvii), the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(xxxviii)   The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(xxxix)                 The Company is not, nor has ever been, an issuer of the type described in Rule 144(i)(l) under the 1933 Act.

(xl)                                     Each of the Company and its Subsidiaries owns assets the fair saleable value of which is (i) greater than the total amount of its liabilities (including known contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its existing debts as they become absolute and matured considering the financing alternatives reasonably available to it.  The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of its Subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.

(b)           The Selling Shareholder represents and warrants and agrees that:

(i)            The Selling Shareholder now has and at the Time of Delivery (as defined below) will have good and marketable title to the Shares to be sold by it, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of the Shares; and upon the delivery of, against payment for, the Shares pursuant to this Agreement, and assuming a purchaser or the Underwriters, as applicable, does not have notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York), such  purchaser or the Underwriters, as applicable, will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii)           The Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(iii)          No consent, approval or waiver is required under any instrument or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Shareholder under this Agreement or the consummation by the Selling Shareholder of any of the other transactions contemplated hereby.

2.             (a)           Subject to the terms and conditions herein set forth, the Selling Shareholder agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price per share of $•, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto.

(b)           It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for the Shares, if any, which such Underwriter has agreed to purchase.  Sandler O’Neill & Partners, L.P., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. by the Time of Delivery, but such payment shall not relieve such Underwriter from its obligations hereunder.

3.             Upon the authorization by the Representative of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)           The Shares to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours prior notice to the Selling Shareholder, shall be delivered by or on behalf of the Selling Shareholder to the Representative, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Selling Shareholder to the Representative at least forty-eight hours in advance.  The time and date of such delivery and payment shall be 9:30 a.m., New York City Time, on June •, 2011, or such other time and date as the Representative and the Selling Shareholder may agree upon in writing.  The time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Representative, will be delivered at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd., Los Angeles, CA 90064 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final executed copies of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with each of the Underwriters and the Selling Shareholder (and, with respect to Subsection (c) below, each Underwriter agrees with the Company, the Representative and the Selling Shareholder):

(a)           To prepare the Prospectus in a form approved by the Representative and the Selling Shareholder and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act (without reliance on Rule 424(b)(8)) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative or the Selling Shareholder promptly after reasonable notice thereof; to advise the Representative and the Selling Shareholder, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative and the Selling Shareholder with copies thereof; to advise the Representative and the Selling Shareholder, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(b)           If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative and the Selling Shareholder so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c)           The Company represents and agrees that, unless it obtains the prior written consent of the Representative and the Selling Shareholder, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company, the Representative and the Selling Shareholder, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company, the Representative and the Selling Shareholder is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d)           Promptly from time to time to take such action as the Representative or the Selling Shareholder may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative or the Selling Shareholder may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters and the Selling Shareholder with copies of the Prospectus in New York City in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Representative and the Selling Shareholder and upon its request to prepare and furnish without charge to the Underwriters and the Selling Shareholder and to any dealer in securities as many copies as the Representative and the Selling Shareholder may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter or the Selling Shareholder is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to such Underwriter and the Selling Shareholder as many copies as the Representative or the Selling Shareholder may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f)            To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(g)           During the period beginning on and including the date of this Agreement and continuing through and including the date that is 90 days after the date of this Agreement, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, except as provided in the last sentence of this Section 5(g), any shares of Common Stock or any securities convertible into, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities of the Company substantially similar to the Common Stock, or publicly announce an intention to do any of the foregoing, without the prior written consent of Sandler O’Neill & Partners, L.P.; provided, however, that if:  (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may (1) issue shares, and options to purchase shares, of Common Stock pursuant to stock plans described in the Registration Statement and the Prospectus, as those plans are in effect on the date of this Agreement and (2) issue shares of Common Stock upon the exercise of stock options or other securities convertible into or exchangeable for Common Stock that are outstanding on the date of this Agreement, and issue shares of Common Stock upon the exercise of stock options or other securities convertible into or exchangeable for Common Stock issued after the date of this Agreement under stock plans referred to in clause (1) of this sentence.

(h)           To furnish to its shareholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(i)            During a period of three years from the date of this Agreement, to furnish to the Representative, upon request, copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representative, upon request, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional non-confidential information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), but nothing in this paragraph (i) shall require delivery of documents that are available through EDGAR.

(j)            If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(k)           The Company will use its reasonable best efforts to maintain the listing of the Shares on the NYSE and will file with the NYSE all documents and notices required by the NYSE of companies that have securities that are traded on the NYSE.

(l)            To comply, and to use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

(m)          Until completion of the distribution of the Shares, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

6.             The Selling Shareholder covenants and agrees with the several Underwriters and the Company that:

(a)           It has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission without the prior approval of the Representative and the Company.

(b)           During the period beginning on and including the date of this Agreement and continuing through and including the date that is 90 days after the date of this Agreement, it will not sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, except as provided in the last sentence of this Section 6(b), either the [•] shares of Common Stock, the Warrant or the 79,288 shares of Common Stock issuable upon exercise of the Warrant that the Selling Shareholder will continue to hold following this offering of the Shares, or publicly announce an intention to do any of the foregoing, without the prior written consent of Sandler O’Neill & Partners, L.P.; provided, however, that if:  (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this Section 6(b) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  Notwithstanding the provisions set forth in the immediately preceding sentence, the Selling Shareholder may transfer any of the [•] shares of Common Stock, the Warrant or the 79,288 shares of Common Stock issuable upon exercise of the Warrant (1) to the Company, and (2) in the event of any waiver or termination by the Underwriters or the Company of the foregoing restrictions with respect to the shares of any other shareholder (other than any director or officer), to the same extent (in terms of percentage of shares held by such shareholder) of such waiver or termination with each shareholder.

7.             The Company covenants and agrees with the Underwriters and the Selling Shareholder that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any copying or compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey not to exceed $1,500; (iv) all filing fees in connection with the offering contemplated by this Agreement, including without limitation, any filing fees required by the Financial Industry Regulatory Authority (“FINRA”); (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) the reasonable fees and disbursements of the Selling Shareholder’s counsel; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

8.             The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus containing the Rule 430A Information shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(d)(8)) and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)           Manatt, Phelps & Phillips, LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated such Time of Delivery, with respect to this Agreement and the General Disclosure Package and the Prospectus, and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)           The General Counsel for the Company, shall have furnished to the Representative and the Selling Shareholder his written opinion, dated such Time of Delivery, substantially to the effect set forth in Annex I hereto.

(d)           Carlsmith Ball LLP, special Hawaii counsel for the Company, shall have furnished to the Representative and the Selling Shareholder their written opinion, dated such Time of Delivery, substantially to the effect set forth in Annex II hereto.

(e)           Sullivan & Cromwell LLP, special counsel for the Company, shall have furnished to the Representative and the Selling Shareholder their written opinion, dated such Time of Delivery, substantially to the effect set forth in Annex III hereto.

(f)            At the time of execution of this Agreement, KPMG LLP shall have furnished to the Representative and the Selling Shareholder a letter or letters, dated the date of this Agreement, in customary form and reasonably acceptable to the Representative, and, at the effective date of any post-effective amendment to the Registration Statement after the date of this Agreement and at the Time of Delivery, KPMG LLP shall have furnished to the Representative and the Selling Shareholder a letter or letters, dated such effective date or Time of Delivery, as the case may be, in form and substance satisfactory to the Representative and the Selling Shareholder, to the effect that they reaffirm the statements made in a letter or letters furnished at the time of execution of this Agreement, except that the specified date referred to therein shall be a date not more than three business days prior to such effective date or Time of Delivery, as the case may be.

(g)           (i)  Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus.  As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(h)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities.

(i)            On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, the Nasdaq Stock Market; (ii) a suspension or material limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal, New York or Hawaii state authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed, or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, or currency exchange rates or exchange controls, including without limitation as a result of terrorist activities after the date hereof, or any other calamity or crisis, if the effect of any such event specified in this clause (v), in the judgment of the Representative, is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in either the General Disclosure Package or the Prospectus or to enforce contracts for the sale of the Shares.

(j)            The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the 1934 Act and is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(k)           Prior to the execution and delivery of this Agreement, the Company has obtained and delivered to the Underwriters executed agreements from each of the persons listed on Schedule II hereto, substantially to the effect set forth in Annex IV hereof, in form and substance satisfactory to the Representative.

(l)                                     The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(m)                               The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representative may reasonably request.

9.                                       (a)                                  The Company agrees to indemnify and hold harmless each Underwriter and the Selling Shareholder against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative or by the Selling Shareholder expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that (x) the only information that the Underwriters have furnished to the Company specifically for inclusion in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto, are (i) the concession and reallowance figures appearing in the Prospectus in the section entitled “Plan of Distribution (Conflict of Interest),” (ii) the last sentence of the sixth paragraph under the section entitled “Plan of Distribution (Conflict of Interest)” in the Statutory Prospectus and the Prospectus relating to the Underwriters’ reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part, (iii) the paragraphs under “Stabilization” under the section entitled “Plan of Distribution (Conflict of Interest)” in the Statutory Prospectus and the Prospectus relating to stabilization transactions, over-allotment transactions, and syndicate covering transactions and the effecting of stabilization transactions, and syndicate covering transactions, (iv) the first paragraph under “Conflict of Interest” under the section entitled “Plan of Distribution (Conflict of Interest)” in the Statutory Prospectus and the Prospectus (collectively, the “Underwriters’ Information”) and

(y) the only information that the Selling Shareholder has furnished to the Company specifically for inclusion in the above-mentioned documents are the third and fourth paragraphs under the section entitled “Selling Shareholder.”  Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) and the contribution provided for in paragraph (d) below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or such individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Underwriters’ Information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the several obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company, as the case may be, within the meaning of the 1933 Act.

10.                                 (a)                                  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, the Representative may in its discretion arrange for it or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, the Representative notifies the Selling Shareholder that it has so arranged for the purchase of such Shares, or the Selling Shareholder notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Selling Shareholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Selling Shareholder as provided in Section 10(a) hereof, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Shareholder shall not exercise the right described in Section 10(b) hereof to require non-defaulting Underwriters to purchase Shares of a defaulting

Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, Selling Shareholder or the Company, except for the expenses to be borne by the Company as provided in Section 7 hereof and the indemnity and contribution and other agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company, Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Selling Shareholder or any agent of the Selling Shareholder or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.                                 If this Agreement is terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter.

13.                                 Each of the Company and the Bank, severally and not jointly, acknowledges and agrees that:

(a)                                  in connection with the sale of the Shares, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company or the Bank, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b)                                 it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Bank and that each Underwriter has no obligation to disclose such interests and transactions to the Company or the Bank by virtue of any fiduciary, advisory or agency relationship; and

it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall have no liability (whether direct or indirect) to the Company or the Bank in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Bank, including shareholders, employees, depositors or creditors of the Company or the Bank.

14.                                 In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters, shall be delivered in person or sent by registered mail, electronic or facsimile transmission (confirmed in writing) to the Representative at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel, facsimile number: (212) 466-7996; and if to the Company, shall be delivered in person or sent by registered mail, electronic or facsimile transmission (confirmed in writing) to the Company at 220 South King Street, Honolulu, Hawaii 96813, Attention: Glenn K.C. Ching - Senior Vice President and General Counsel, facsimile number: (808) 544-6816; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered in person or sent by registered mail, electronic or facsimile transmission (confirmed in writing) to such Underwriter at its address set forth in its Underwriters’ Questionnaire or email constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request; if to the Selling Shareholder, shall be delivered in person or sent by registered mail, electronic or facsimile transmission (confirmed in writing) to the Selling Shareholder at 1500 Pennsylvania Avenue, NW, Washington, D.C. 20220, Attention: Chief Counsel, Office of Financial Stability, facsimile number: (202) 927-9225.  Each Underwriter shall concurrently deliver to the Company a copy of each notice delivered by such Underwriter to the Selling Shareholder.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Selling Shareholder, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.                                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

17.                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York; provided that all rights and obligations of the Selling Shareholder under this Agreement shall be governed by and construed in accordance with the federal laws of the United States of America.

18.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWING]

It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Master Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

CENTRAL PACIFIC FINANCIAL CORP.

By:
Name:
Title:

UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title:

Accepted as of the date hereof:

Sandler O’Neill & Partners, L.P.,

as Representative of the Underwriters

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased

Sandler O’Neill & Partners, L.P.	•
C.L. King & Associates, Inc.	•
Guzman & Company	•
SL Hare Capital, Inc.	•

[•]

SCHEDULE II

List of Directors, Executive Officers and Shareholders subject to the Lock-up Agreement

Directors

Alvaro J. Aguirre

James F. Burr

Christine H. H. Camp

John C. Dean, President and Chief Executive Officer

Earl E. Fry

Paul J. Kosasa

Colbert Masayuki Matsumoto

Crystal K. Rose, Chair

Executive Officers

Glen Blackmon, Executive Vice President and Chief Information Officer

John C. Dean, President and Chief Executive Officer

David W. Hudson, Executive Vice President

Denis K. Isono, Executive Vice President and Chief Operations Officer

Lance A. Mizumoto, Executive Vice President

A. Catherine Ngo, Executive Vice President and Chief Administrative Officer

Lawrence D. Rodriguez, Executive Vice President and Chief Financial Officer

William “Bill” Wilson, Executive Vice President and Chief Credit Officer

Shareholders

ACMO-CPF, L.L.C.

Carlyle Financial Services Harbor, L.P.

SCHEDULE III

Issuer-Represented General Use Free Writing Prospectuses

“Investor Presentation” road show (pursuant Rule 433(d)(8)(i) of the Securities Act of 1933, as amended), dated June 15, 2011.

ANNEX I

Issuer Counsel Opinion

June •, 2011

Sandler O’Neill & Partners, L.P.
  as Representative of the Underwriters
919 Third Avenue, 6th Floor
New York, New York  10022

United States Department of the Treasury

1500 Pennsylvania Avenue

Washington, D.C. 20220

Ladies and Gentlemen:

I am the General Counsel of Central Pacific Financial Corp., a Hawaii corporation (the “Company”), and in such capacity I am charged with general supervisory responsibilities for the legal affairs of the Company and its subsidiaries. I am furnishing this opinion to you pursuant to Section 8(c) of the Underwriting Agreement, dated June [•], 2011 (the “Underwriting Agreement”), among the Company, the United States Department of the Treasury (“Treasury”) and you, as Representative of the several Underwriters named in Schedule I therein (the “Underwriters”), in connection with the several purchases today by you and the other Underwriters of [•] shares (the “Shares”) of the Company’s issued and outstanding common stock, no par value per share, held by Treasury.  Capitalized terms used herein and not otherwise defined have the meanings given thereto in the Underwriting Agreement.

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of:

1.             an executed copy of the Underwriting Agreement;

2.             the Company’s Registration Statement on Form S-1, dated April 12, 2011, including the Post-Effective Amendment No. 1 thereto filed on June 9, 2011 and the Post-Effective Amendment No. 2 thereto filed on June [    ], 2011(the “Registration Statement”), and the Prospectus, dated June [  ], 2011, relating to the Shares;

3.             the Restated Articles of Incorporation of the Company, as amended and as presently in effect (“Restated Articles of Incorporation”);

4.             the Bylaws of the Company, as presently in effect (“Bylaws”);

5.             the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

6.             the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and

7.             certain resolutions adopted by the Board of Directors of the Company relating to the Underwriting Agreement and related matters.

In addition, I have made inquiries of appropriate personnel at the Company and examined the originals or copies, certified or otherwise identified to my satisfaction, of all such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof as to such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company, the Treasury and others.

I am a member of the Hawaii Bar and for purposes of this opinion do not express any opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the laws of the State of Hawaii.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth in this letter, I am of the opinion that:

1.     Each of the Company and Central Pacific Bank has been duly incorporated under the laws of the State of Hawaii.  Central Pacific Bank is existing and in good standing under the laws of the State of Hawaii, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package.

2.     All of the issued shares of capital stock of the Company (including the Shares) and associated preferred share purchase rights have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of such shares and rights in the General Disclosure Package and the Prospectus.  All of the issued shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and are owned directly or indirectly by the Company, free of all liens, encumbrances, equities or claims.

3.     The execution, delivery, and performance of the Underwriting Agreement, compliance by the Company with all provisions of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not and will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement, instrument, franchise, license or permit known to such counsel that is material to the Company and the Bank, taken as a whole, to which the Company or the Bank is a party or by which any of the Company or the Bank or their respective properties or assets is subject or may be bound or (B) violate or conflict with (i) any provision of the articles of incorporation, by-laws or other organizational documents of the Company or the Bank, or (ii) any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or the Bank or any of their respective properties or assets which violation in the case of this clause (ii) would have a Material Adverse Effect on the Company; provided, however, that I express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, antitrust laws, laws governing the solicitation of deposits; provided, further, that insofar as performance by the Company of its obligations under the Underwriting Agreement is concerned, I express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

4.     Neither the Company nor the Bank is in violation of its respective Restated Articles of Incorporation or Bylaws.

This opinion is rendered to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission. The opinion expressed herein is as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of changes of the facts stated or assumed herein or any subsequent changes in applicable law.  Notwithstanding the foregoing, the undersigned agrees that Manatt, Phelps & Phillips, LLP may rely on each of the opinions set forth above in rendering its opinion furnished pursuant to Section 8(b) of the Underwriting Agreement.

Very truly yours,

Glenn K.C. Ching
General Counsel

ANNEX II

Hawaii Counsel Opinion

June •, 2011

Sandler O’Neill & Partners, L.P.,
  as Representative of the Underwriters

named in Schedule I hereto,

919 Third Avenue, 6th Floor,
New York, New York  10022

United States Department of the Treasury

1500 Pennsylvania Avenue

Washington, D.C. 2022

Re:          Central Pacific Financial Corp.

Ladies and Gentlemen:

We have acted as special Hawaii legal counsel for Central Pacific Financial Corp., a Hawaii corporation (the “Company”), and have been asked to issue a legal opinion in connection with that certain Underwriting Agreement by and among you, the Company, and the United States Department of the Treasury (the “Treasury”), dated June       , 2011 (the “Underwriting Agreement”), relating to the sale by the Treasury of [•] shares (the “Shares”) of the common stock, no par value per share, of the Company (the “Common Stock”).  Our engagement by the Company in connection with this matter has been for the sole and limited purpose of issuing this opinion called for by Section 8(d) of the Underwriting Agreement.  Except as otherwise indicated, capitalized terms used in this opinion are defined as set forth in the Underwriting Agreement.

In connection with this opinion, we have received and reviewed copies of the following documents:

(1)           the Underwriting Agreement (unexecuted);

(2)           Copies of the Restated Articles of Incorporation of the Company, as filed with the State of Hawaii Department of Commerce and Consumer Affairs (the “DCCA”) on October 28, 2004, as amended by Articles of Amendment filed with the DCCA on May 11, 2005, by Statement of Issuance of Shares of Preferred or Special Classes in Series filed with the DCCA on December 31, 2008, by Correction filed with the DCCA on January 7, 2009, by Articles of Amendment filed with the DCCA on October 26, 2009, by Statement of Issuance of Shares of Preferred or Special Classes in Series filed with the DCCA on November 24, 2010, by Articles of Amendment filed with the DCCA on February 2, 2011, and by Articles of Amendment filed with the DCCA on May 2, 2011;

(3)           A Good Standing Certificate issued on June       , 2011 by the DCCA;

(4)           Certified Resolutions of the Board of Directors of the Company dated June       , 2011, authorizing the transactions contemplated under the Underwriting Agreement; and

(5)           The section of the Prospectus, dated June       , 2011 (the “Prospectus”), with respect to the Shares identified below in our opinion.

For the purpose of this opinion, we have also made certain legal and factual examinations and inquiries and have examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion.

Based upon and subject to the qualifications, assumptions and limitations set forth below, we are of the opinion that:

1. The Company is existing and in good standing under the laws of the State of Hawaii, with corporate power and authority to own its properties and to conduct its business as presently conducted.

2. The Shares conform to the description of the Shares of common stock of the Company set forth in the Prospectus in the section entitled “DESCRIPTION OF CAPITAL STOCK” and the subsection of such section entitled “Anti-Takeover Effects of Hawaii Law” accurately summarizes the Hawaii Control Share Acquisitions Act.

3. The Underwriting Agreement has been duly authorized by the Company.

4. The authorized Common Stock of the Company is 185,000,000 shares of common stock, no par value per share.

5. No authorization, consent or approval of, or registration with any Hawaii governmental or public body or regulatory authority is required on the part of the Company for the sale of the Shares by the Selling Shareholder in accordance with the Underwriting Agreement other than the registration of the Shares under the Securities Act.

Qualifications, Assumptions and Limitations

We are admitted to practice law in the State of Hawaii and this opinion is limited to the laws of the State of Hawaii as in effect on the date hereof.  We are rendering no opinion concerning compliance with any federal or state securities laws, including but not limited to Hawaii Revised Statutes Chapter 485, and have not reviewed the adequacy of any disclosures set forth in the Prospectus (other than as set forth in our opinion 2, above).

With respect to our opinion 2, above, we are rendering no opinion with respect to the subsections entitled “Common Shares Issued in the Private Placement”, “Tax Benefits Preservation Plan” or “Restrictions on Ownership-Bank Holding Company Act” of the section of the Prospectus entitled “DESCRIPTION OF CAPITAL STOCK” nor are we rendering any opinion with respect to the number of issued and outstanding Common Shares, record shareholders or Common Shares subject to outstanding warrants.

We undertake no, and hereby disclaim any, obligation to advise you of any change after the date of this opinion of any matter set forth herein.  We have assumed, for the purpose of this opinion, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, the genuineness of the signatures thereon, the legal capacity of natural persons to execute and perform such documents and to carry out their respective roles therein, the legal authority of each person (other than any such person that is acting on behalf of the Company) executing such documents and that all public records reviewed are accurate.  As to certain factual matters, we have relied upon, without independent investigation, the representations and warranties of the Company and the Treasury in the Underwriting Agreement, as well as certificates and statements of officers and representatives of the Company, all of which we have assumed are true and correct.

This opinion speaks only as of the date hereof and is intended solely for your benefit in connection with the sale of the Shares subject to the Underwriting Agreement and may not be  used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person, without our prior written consent.  Notwithstanding the foregoing, the undersigned agrees that Manatt, Phelps & Phillips, LLP may rely on each of the opinions set forth above in rendering its opinions furnished pursuant to Section 8(b) of the Underwriting Agreement.

Very truly yours,

ANNEX III

Outside Counsel Opinion

June [•], 2011

Sandler O’Neill & Partners, L.P.,
       as Representative of the Underwriters,
              919 Third Avenue, 6th Floor,
                     New York, New York  10022.

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated June [•], 2011 (the “Underwriting Agreement”), among Central Pacific Financial Corp., a Hawaii corporation (the “Company”), the United States Department of the Treasury (the “Selling Shareholder”) and you, as Representative of the several Underwriters named therein (the “Underwriters”), of [•] shares (the “Shares”) of the Company’s common stock, no par value per share, held by the Selling Shareholder, we, as special counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1)           The Underwriting Agreement has been duly executed and delivered by the Company.

(2)           The execution and delivery by the Company of the Underwriting Agreement do not, and the performance by the Company of its obligations under the Underwriting Agreement will not, result in default under or a breach or violation of the agreements listed on Annex A to this opinion.

(3)           All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement have been obtained or made.

We are expressing no opinion in paragraph 2 above, insofar as performance by the Company of its obligations under the Underwriting Agreement is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinion in paragraph 2, “Covered Laws” means the federal laws of the United States that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Underwriting Agreement; provided, however, that such term does not include Federal securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the

Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Underwriting Agreement or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.

The foregoing opinion is limited to the Federal laws of the United States and we are expressing no opinion as to the effect of the laws on any other jurisdiction.

We have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible and we have assumed that the signatures on all documents examined by us are genuine, an assumption which we have not independently verified.

Very truly yours,

Annex A

1.               Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the Selling Shareholder.

2.               Written Agreement, dated July 2, 2010, among the Company, Federal Reserve Bank of San Francisco and Hawaii Division of Financial Institutions.

3.               Investment Agreement, dated November 4, 2010, between the Company and Carlyle Financial Services Harbor, L.P.

4.               Investment Agreement, dated November 4, 2010, between the Company and ACMO-CPF, L.L.C.

5.               Amendment No. 1 dated December 20, 2010 to Investment Agreement between the Company and Carlyle Financial Services Harbor, L.P.

6.               Amendment No. 1 dated December 20, 2010 to Investment Agreement between the Company and ACMO-CPF, L.L.C.

7.               Subscription Agreements, dated December 23, 2010 and February 10, 2011, entered into between the Company and investors in the Company’s private placement which was completed on February 18, 2011.

8.               Memorandum of Understanding, dated February 9, 2011, among Central Pacific Bank, the Federal Deposit Insurance Corporation and the Hawaii Department of Financial Institutions.

9.               Amendment No. 2 dated February 10, 2011 to Investment Agreement between the Company and Carlyle Financial Services Harbor, L.P.

10.         Amendment No. 2 dated February 10, 2011 to Investment Agreement between the Company and ACMO-CPF, L.L.C.

11.         Exchange Agreement dated February 17, 2011, between the Company and the Selling Shareholder.

12.         Amended and Restated Warrant to purchase up to 79,288 shares of Common Stock, issued on February 18, 2011.

13.         Memorandum of Understanding, dated May 5, 2011, among Central Pacific Bank, the Federal Deposit Insurance Corporation and the Hawaii Division of Financial Institutions.

June [•], 2011

Sandler O’Neill & Partners, L.P.,
as Representative of the Underwriters,
919 Third Avenue, 6th Floor,
New York, New York 10022.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of [•] shares of common stock, no par value per share (the “Shares”), of Central Pacific Financial Corp. (the “Company”) held by the United States Department of the Treasury (the “Selling Shareholder”).

The Registration Statement relating to the Shares (File No. 333-172480) was filed on Form S-1 in accordance with procedures of the Securities and Exchange Commission (“Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Registration Statement was amended by a Post-Effective Amendment No. 1 and a Post-Effective Amendment No. 2 thereto (together, the “Post-Effective Amendments”), and any reference in this letter to the “Registration Statement” refers to the Registration Statement as amended by the Post-Effective Amendments. The Shares have been offered by the Prospectus, dated June [•], 2011 (the “Prospectus”). The Prospectus does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-1, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As special counsel to the Company, we reviewed the Registration Statement, the Prospectus and the Preliminary Prospectus, dated June [  ], 2011 (the “Preliminary Prospectus”) and participated in discussions with your representatives, those of the Selling Shareholder and those of the Company and its accountants. Between the date of the Prospectus and the time of delivery of this letter, we participated in further discussions with your representatives, those of the Selling Shareholder and those of the Company and its accountants concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, letters addressed to you from the Company’s accountants and opinions addressed to you from counsel to the Company. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-1 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, each part of the Registration Statement, when such part became effective, and the Prospectus, as of June [•], 2011, appeared on their face to be appropriately responsive in all material respects relevant to the offering of the Shares, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Registration Statement, the Prospectus and the Preliminary Prospectus under the captions “Description of our Capital Stock”, “Description of TARP Warrant”, “Plan of Distribution (Conflict of Interest)” and “U.S. Federal Income Tax Consequences”, insofar as they relate to provisions of the Company’s Restated Articles of Incorporation and Bylaws, the Tax Benefits Preservation Plan dated November 23, 2010, the warrant to purchase 79,288 shares of the Company’s common stock issued to the Selling Shareholder on February 18, 2011 and the Underwriting Agreement dated June [•], 2011 among the Company, the Selling Shareholder and you and insofar as they relate to provisions of United States Federal banking and tax law therein described, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Shares,

(a)           any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements not misleading, or

(b)           the Preliminary Prospectus, as of [•] P.M. New York City time, on June [•], 2011, when considered together with the price to the public and underwriting discount for the Shares set forth on the cover of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)           the Prospectus, as of June [•], 2011, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Prospectus, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Prospectus or the Preliminary Prospectus, except to the extent specifically noted in the last sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Prospectus, or the Preliminary Prospectus, or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Prospectus or the Preliminary Prospectus

This letter is furnished by us, as special counsel to the Company, to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Shares and may not be used in furtherance of any offer or sale of the Shares.

Very truly yours,

3

ANNEX IV

Forms of Lock-Up Agreement

A.  Directors and Officers

Central Pacific Financial Corp.

Public Offering of Common Stock

June     , 2011

Sandler O’Neill & Partners, L.P.
  As Representative (as defined below)
919 Third Avenue, 6th Floor
New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that you, either as sole underwriter or as representative of one or more underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Central Pacific Financial Corp. a Hawaii corporation (the “Company”), and the United States Department of the Treasury, as selling shareholder (the “Selling Shareholder”), providing for a public offering (the “Offering”) of shares of the Company’s common stock, no par value per share (the “Common Stock”), owned by the Selling Shareholder pursuant to a Registration Statement on Form S-1 (File No. 333-172480) filed with the Securities and Exchange Commission.  As used herein, the term “Representative” means Sandler O’Neill & Partners, L.P., whether acting as the sole underwriter or as representative of one or more underwriters named in the Underwriting Agreement and the term “Underwriters” means either the sole underwriter or the several underwriters, as the case may be, named in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to participate in the Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that (other than as set forth below), during the period beginning on and including the date of the prospectus supplement relating to the Offering (the “Prospectus”) and continuing through and including the date that is 90 days after the date of such prospectus supplement, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock, any securities of the Company substantially similar to any Common Stock or any securities convertible into, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities of the Company substantially similar to any Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned now or hereafter has or may be deemed to have beneficial ownership in accordance with the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”) or (ii) publicly announce an intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of the Undersigned’s Shares, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, even if such shares or other securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company and the applicable registrars and transfer agents against the transfer of the Undersigned’s Shares, except in compliance with the foregoing restrictions.  In furtherance of the foregoing, the Company and the applicable registrars and transfer agents are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

If:

(1) during the last 17 days of the 90-day lock-up period set forth in this letter agreement the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day lock-up period set forth in this letter agreement, the Company announces that it will release earnings results or the undersigned becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this letter agreement (this “Agreement”) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from and including the first day of the initial 90-day restricted period referred to above through and including the

34th day following the last day of such initial 90-day restricted period, he or she will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Offering.  The undersigned represents and warrants that the undersigned has full power and authority to enter into and perform this Agreement.  The undersigned further understands that this Agreement is irrevocable and agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

If (i) the Representative notifies you in writing that the Underwriters do not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed on or before July 31, 2011 or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

Signature

Name

Address

Forms of Lock-Up Agreement (Cont’d)

B.            Shareholder - Carlyle

Central Pacific Financial Corp.

Public Offering of Common Stock

June     , 2011

Financial Industry Regulatory Authority
1735 K Street
Washington DC, 20006

Re:  Central Pacific Financial Corp.

Ladies and Gentlemen:

With regard to the Registration Statement on Form S-1 (File No. 333-172480) filed with the Securities and Exchange Commission by Central Pacific Financial Corp., a Hawaii corporation (the “Company”), providing for a public offering (the “Offering”) of shares of the Company’s common stock, no par value per share owned by the United States Department of the Treasury, as selling shareholder, Carlyle Financial Services Harbor, L.P. and its general partner (together “Carlyle Financial”) agree, pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g), that the unregistered shares of the Company (the “Securities”) acquired by Carlyle Financial during 180 days prior to the required filing date with FINRA will not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering, except as provided in paragraph (g)(2) of FINRA Rule 5110(g).

Carlyle Financial also agrees and consents to the entry of stop transfer instructions with the Company and the applicable registrars and transfer agents against the transfer of the undersigned’s Securities, except in compliance with the foregoing restrictions.  In furtherance of the foregoing, the Company and the applicable registrars and transfer agents are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

Carlyle Financial represents and warrants that Carlyle Financial has full power and authority to enter into and perform this Agreement.  Carlyle Financial further understands that this Agreement is irrevocable and agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of Carlyle Financial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

Signature

Name

Address

C.  Shareholder — Anchorage

Central Pacific Financial Corp.

Public Offering of Common Stock

June 9, 2011

Sandler O’Neill & Partners, L.P.
  As Representative (as defined below)
919 Third Avenue, 6th Floor
New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that you, either as sole underwriter or as representative of one or more underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Central Pacific Financial Corp. a Hawaii corporation (the “Company”), and the United States Department of the Treasury, as selling shareholder (the “Selling Shareholder”), providing for a public offering (the “Offering”) of shares of the Company’s common stock, no par value per share (the “Common Stock”), owned by the Selling Shareholder pursuant to a Registration Statement on Form S-1 (File No. 333-172480) filed with the Securities and Exchange Commission.  As used herein, the term “Representative” means Sandler O’Neill & Partners, L.P., whether acting as the sole underwriter or as representative of one or more underwriters named in the Underwriting Agreement and the term “Underwriters” means either the sole underwriter or the several underwriters, as the case may be, named in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to participate in the Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that (other than as set forth below), during the period beginning on and including the date of the prospectus supplement relating to the Offering (the “Prospectus”) and continuing through and including the date that is 90 days after the date of such prospectus supplement, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock, any securities of the Company substantially similar to any Common Stock or any securities convertible into, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities of the Company substantially similar to any Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned now or hereafter has or may be deemed to have beneficial ownership in accordance with the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”) or (ii) publicly announce an intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of the Undersigned’s Shares, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, even if such shares or other securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

If:

(1) during the last 17 days of the 90-day lock-up period set forth in this letter agreement the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day lock-up period set forth in this letter agreement, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this letter agreement (this “Agreement”) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from and including the first day of the initial 90-day restricted period referred to above through and including the 34th day following the last day of such initial 90-day restricted period, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any affiliates, provided that such affiliated transferees agree in writing to be bound by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) to any person pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction that would, without the participation of the undersigned, result in a Change in Control and (v) in the event of any waiver or termination by the Underwriters or the Company of the foregoing restrictions with respect to the shares of any other stockholder (other than any director or officer), to the same extent of such waiver or termination, on a pro rata basis based on the number of shares subject to all such restrictions. For purposes of this Agreement, (A) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and (B) “Change in Control” shall have the meaning ascribed to it in the Investment Agreement between the Company and the undersigned, dated November 4, 2010, as amended.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company and the applicable registrars and transfer agents against the transfer of the Undersigned’s Shares, except in compliance with the foregoing restrictions.  In furtherance of the foregoing, the Company and the applicable registrars and transfer agents are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Offering.  The undersigned represents and warrants that the undersigned has full power and authority to enter into and perform this Agreement.  The undersigned further understands that this Agreement is irrevocable and agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

If (i) the Representative notifies you in writing that the Underwriters do not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed on or before July 31, 2011 or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

Signature

Name

Address